UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 18, 2006

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 313-5300

  Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 18, 2006, Cree, Inc. (the “Company”) and Cynthia B. Merrell, the Company’s Chief Financial Officer and Treasurer, entered into a letter agreement (the “January Letter Agreement”) to amend the terms of their letter agreement, dated August 10, 2005 (the “Original Agreement”), regarding Ms. Merrell’s employment arrangements in connection with her previously announced resignation. Specifically, the January Letter Agreement changes the effective date of Ms. Merrell’s resignation to be the earlier of the date a successor becomes Chief Financial Officer by appointment of the Company's Board of Directors or May 5, 2006. In addition, the January Letter Agreement extends the period under which Ms. Merrell will remain an at-will employee of the Company through December 31, 2006, unless her employment is terminated earlier by Ms. Merrell or the Company. The remainder of the Original Agreement continues in effect in accordance with its terms.

A copy of the January Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein. The foregoing description is qualified in its entirety by reference to the full text of such exhibit.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Letter Agreement, dated January 18, 2006, between Cree, Inc. and Cynthia B. Merrell

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ Charles M. Swoboda
Charles M. Swoboda
Chairman, Chief Executive Officer and President

Date: January 19, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Letter Agreement, dated January 18, 2006, between Cree, Inc. and Cynthia B. Merrell